Exhibit 10.9
[Execution Copy]
SENIOR MANAGEMENT AGREEMENT
          THIS SENIOR MANAGEMENT AGREEMENT (this “Agreement”) is made as of April ___, 2007, by and among Aurora Diagnostics Holdings, LLC, a Delaware limited liability company (the “Company”), Aurora Diagnostics, LLC, a Delaware limited liability company (“Employer”), James C. New (the “Selling Unitholder”) and Michael Null (“Executive”).
          WHEREAS, the Company and Executive desire to enter into an agreement pursuant to which the Company will consent to Executive’s purchase from the Selling Unitholder of 250 of the Company’s Class C Units (the “Class C Units”). Certain definitions are set forth in Section 9 of this Agreement;
          WHEREAS, the Company, Employer and Executive mutually desire to enter into an agreement pursuant to which Employer will employ Executive; and
          WHEREAS, certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, Summit Ventures VI-A, L.P., SV VI-B Aurora Holdings, L.P., Summit VI Advisors Fund, L.P., Summit VI Entrepreneurs Fund, L.P., Summit Investors VI, L.P., Summit Partners Private Equity Fund VII-A, L.P., and SPPE VII-B Aurora Holdings, L.P., each a Delaware limited partnership (the “Summit Funds”), and any other investment fund managed by Summit Partners, L.P., a Delaware limited partnership (“SPLP”). that at any time executes a counterpart to the Purchase Agreement (as defined below) or otherwise agrees to be bound thereby (collectively, the “Summit Investors,” and each, a “Summit Investor”), and GSO Special Situations Fund LP, a Delaware limited partnership, and GSO Sumnostics Holdings (US), Inc., a Delaware corporation (collectively, the “GSO Investors” and, together with the Summit Investors, the “Investors”), each of which are parties to a Unit Purchase Agreement between the Company and the Investors dated as of June 2, 2006 (the “Purchase Agreement”).
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
PROVISIONS RELATING TO CO-INVEST UNITS
          1. Purchase and Sale of Co-Invest Units.
          (a) Upon execution of this Agreement (the “Closing”), Executive will purchase, and the Selling Unitholder will sell, 250 Class C Units (the “Co-Invest Units”) at a price of $212.11688 per Unit, or $53,029.22 in the aggregate. The Company and the Selling Unitholder will cause to be delivered to Executive a copy of the certificate representing the Co-Invest Units and the aggregate purchase price payable for the Co-Invest Units acquired at the Closing shall be paid by Executive’s delivery to (i) the Selling Unitholder of a cashier’s or certified check or wire transfer of immediately available funds in an amount equal to 50% of the aggregate purchase price (i.e., $26,514.61) and (ii) the Company of a master promissory note, in the form attached hereto as Exhibit A (the “Note”), in an original aggregate Draw Amount (as defined in the Note) equal to 50% of the aggregate purchase price payable for the Co-Invest Units acquired at the Closing (i.e., $26,514.61). The Note shall reduce the “Net Draw Amount” set forth on Exhibit A to that certain Master Promissory Note dated November 17, 2006 by and between the Selling Unitholder, as maker, and the Company, as holder, by the aggregate principal amount of $26,514.61, in the Draw Amounts and as of the Draw Dates set forth on Exhibit A thereto. Concurrently with the execution of this Agreement, the Company and Executive shall enter into and execute the Executive Unit Pledge Agreement in the form of Exhibit B attached hereto (the “Pledge Agreement”) with respect to the Co-Invest Units.

          (b) Upon the making of additional capital contributions to the Company from time to time after the date hereof by the Summit Investors with respect to the Company’s Class A Units held by the Investors pursuant to Section lB(b) of the Purchase Agreement (each such contribution, a “Subsequent Closing”), Executive will make additional capital contributions to the Company with respect to Executive’s Class C Units in an amount per Unit equal to 50% of the capital contributions per Class A Unit made by the Summit Investors at such Subsequent Closing (as adjusted from time to time as a result of unit splits, unit dividends, recapitalizations and similar events and calculated for this purpose net of any capital contributions by the holders of Class A Units to finance the promissory notes issued pursuant to the terms of this Agreement or any similar Equity Agreement in connection with the Class C Units) multiplied by the number of Class C Units issued to Executive at the Closing. Any such additional capital contributions by Executive shall be funded by (i) delivery of a cashier’s or certified check or wire transfer of immediately available funds in an amount equal to 50% of the aggregate capital contribution and (ii) the addition of a Draw Amount on the promissory note in the form attached hereto as Exhibit A in an amount equal to 50% of the aggregate capital contribution. Notwithstanding the foregoing, the maximum aggregate capital contributions that Executive shall be required to make pursuant to this Section 1(b) shall be $187,500, less the aggregate purchase price paid for Executive’s Class C Units set forth in Section 1(a). Each Subsequent Closing shall take place at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m. on not less than five days prior notice to Executive. This Section 1(b) shall terminate upon the first to occur of (i) the fifth anniversary of the date hereof, (ii) the consummation of a Liquidity Event (as defined in the LLC Agreement) and (iii) the consummation of a Public Offering.
          (c) Within 30 days after the purchase of the Co-Invest Units hereunder, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit C attached hereto. The parties acknowledge and agree that upon the filing of the foregoing election, Executive shall be deemed to have complied with the requirements of Section 3.1(d) of the LLC Agreement.
          (d) In connection with the purchase and sale of the Co-Invest Units, Executive represents and warrants to the Company and the Selling Unitholder that:
          (i) The Co-Invest Units to be acquired by Executive pursuant to this Agreement will be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Co-Invest Units will not be disposed of in contravention of the Securities Act or any applicable state securities laws.
          (ii) Executive is an executive officer of the Company and/or Employer, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Co-Invest Units.
          (iii) Executive is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission.
          (iv) Executive is able to bear the economic risk of his investment in the Co- Invest Units for an indefinite period of time because the Co-Invest Units have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

          (v) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Co-Invest Units and has had full access to such other information concerning the Company as he has requested.
          (vi) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive, and Executive’s services for and on behalf of the Company and its Subsidiaries, have not, does not and will not conflict with, violate or cause a breach of any judgment, order or decree to which Executive is subject or, to Executive’s actual knowledge after reasonable investigation (but without any duty to consult with any prior employer), any agreement, contract or instrument to which Executive is a party.
          (vii) Executive is neither party to, nor bound by, any other employment agreement, consulting agreement, noncompete agreement, non-solicitation agreement or confidentiality agreement.
          (viii) Executive is a resident of the State of Michigan.
          (e) As an inducement to the Company to consent to the sale of the Co-Invest Units to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Co-Invest Units to Executive nor any provision contained in this Section 1 shall entitle or require Executive to remain in the employment of the Company, Employer or their respective Subsidiaries or affect the right of the Company, Employer or their respective Subsidiaries to terminate Executive’s employment at any time for any reason (but subject to the terms of this Agreement).
          (f) Concurrently with the execution of this Agreement, Executive shall execute in blank ten security transfer powers in the form of Exhibit D attached hereto (the “Security Powers”) with respect to the Co-Invest Units and shall deliver such Security Powers to the Company. The Security Powers shall authorize the Company to assign, transfer and deliver the Co-Invest Units to the appropriate acquiror thereof pursuant to and in accordance with the express provisions of Section 3 below or Sections 9.4 or 9.10 of the LLC Agreement and under no other circumstances. Neither the Company nor any Investor shall have the right to take any action in connection with any such Security Powers without first giving Executive at least five (5) business days’ advance written notice describing the specific action to be taken and the timing of the action that is to be taken.
          (g) At the Closing, if Executive is married, Executive’s spouse shall execute the Consent in the form of Exhibit E attached hereto.
          (h) At the Closing, Executive shall become a party to the LLC Agreement in the capacity of a Management Investor (as defined in the LLC Agreement).
          2. [Intentionally Omitted.]
          3. Repurchase Option.
          (a) The Co-Invest Units (in each case whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) will be subject to repurchase, in each case by the Company and the Investors under the circumstances and pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”). The Company may assign its repurchase rights set forth in this Section 3 to any Person.

          (b) In the event of a Separation resulting from or by way of:
          (i) a termination for Cause or voluntary resignation without Good Reason, the purchase price for each Co-Invest Unit (whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) will be the lesser of (A) Executive’s Original Cost for such Unit and (B) the Fair Market Value of such Unit as of the Separation Date; and
          (ii) a termination without Cause, resignation for Good Reason, or death or Disability, the purchase price for each Co-Invest Unit (in each case, whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) will be the Fair Market Value of such Unit as of the Separation Date; and
          (c) In the event of a Separation described in Sections 3(b)(i) or 3(b)(ii) above, the Company (with the approval of the Board) may elect to purchase all or any portion of the Co-Invest Units eligible for purchase pursuant to this Section 3 by delivering written notice (the “Repurchase Notice”) to the holder or holders of such securities within six months and 10 days after the Separation. The Repurchase Notice will set forth the number of Co-Invest Units to be acquired from each holder, the aggregate consideration to be paid for such units and the time and place for the closing of the transaction. The number of Co-Invest Units to be repurchased by the Company shall first be satisfied to the extent possible from the Co-Invest Units held by Executive at the time of delivery of the Repurchase Notice. If the number of Co-Invest Units then held by Executive is less than the total number of Co-Invest Units that the Company has elected to purchase, the Company shall purchase the remaining Co-Invest Units elected to be purchased from the other holder(s) of Co-Invest Units under this Agreement (i.e., Executive’s permitted transferees), pro rata according to the number of Co-Invest Units held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest Unit). The number of Co-Invest Units to be repurchased hereunder will be allocated among Executive and the other holders of Co-Invest Units (if any) pro rata according to the number of Co-Invest Units to be purchased from such Person.
          (d) If for any reason the Company does not elect to purchase all of the Co-Invest Units pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for all or any portion of the Co-Invest Units that the Company has not elected to purchase (the “Available Securities”). As soon as practicable after the Company has determined that there will be Available Securities, but in any event within five months after the Separation, the Company shall give written notice (the “Option Notice”) to the Investors setting forth the number of Available Securities and the purchase price for the Available Securities. The Investors may elect to purchase any or all of the Available Securities by giving written notice to the Company within six months and 10 days after the Separation. If the Investors elect to purchase an aggregate number greater than the number of Available Securities, the Available Securities shall be allocated among the Investors based upon the number of Class A Units owned by each Investor. As soon as practicable, and in any event within ten days, after the expiration of the six-month and ten-day period set forth above, the Company shall notify each holder of Co-Invest Units as to the number of Co-Invest Units being purchased from such holder by the Investors (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Co-Invest Units, the Company shall also deliver written notice to each Investor setting forth the number of Co-Invest Units such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.
          (e) The closing of the purchase of the Co-Invest Units pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company will pay for the Co-Invest Units to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any promissory note executed by Executive pursuant to Section 1(a) and Section 1(b) in connection with his acquisition of Co-Invest Units, and will pay the remainder of the purchase price by a check or wire transfer of funds. Each Investor will pay for the Co-Invest Units purchased by it by a check or wire transfer of funds. The Company and the Investors will only be entitled to receive representations and warranties from the sellers regarding ownership and authority.
          (f) Notwithstanding anything to the contrary contained in this Agreement, if the Fair Market Value of Co-Invest Units is finally determined to be an amount at least 20% greater than or lesser than the per Co-Invest Unit repurchase price for such Co-Invest Units in the Repurchase Notice or in the Supplemental Repurchase Notice, each of the Company and the Investors shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Co-Invest Units elected to be repurchased by it by delivering notice of such revocation in writing to the holders of Co-Invest Units during the thirty-day period beginning on the date that the Company and/or the Investors are given written notice that the Fair Market Value of a Co-Invest Unit was finally determined to be an amount at least 20% greater than or lesser than the per Co-Invest Unit repurchase price for Co-Invest Units set forth in the Repurchase Notice or in the Supplemental Repurchase Notice.
          (g) In the event Executive fails to make any of the capital contributions that he is required to make from time to time pursuant to Section 1(b) above (a “Triggering Event”) following a Separation, the Co-Invest Units purchased by Executive (whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) will be subject to the provisions of Section 3.1(a) of the LLC Agreement (which shall be the sole remedy in the case of a Triggering Event) but such failure shall not be deemed to be a breach of this Agreement (but with it being understood that any failure to make any such capital contributions prior to a Separation shall constitute a breach of this Agreement); provided that upon the occurrence of a Triggering Event, Executive shall be deemed to have permanently and irrevocably forfeited his right to make any additional capital contributions to the Company at any Subsequent Closing.
          (h) The provisions of this Section 3 will terminate with respect to the Co-Invest Units upon the consummation of a Public Offering or a Liquidity Event.
          4. Restrictions on Transfer of Co-Invest Units. The holders of Co-Invest Units shall not Transfer any interest in any Co-Invest Units, except pursuant to (i) the provisions of Section 3 hereof or (ii) the provisions of Article IX of the LLC Agreement.
          5. Legend. The certificates representing the Co-Invest Units will bear a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED TO THE HOLDER HEREOF AS OF APRIL __, 2007, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY AND OTHER PARTIES, DATED AS OF APRIL __, 2007, AS

AMENDED. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”
PROVISIONS RELATING TO EMPLOYMENT
          6. Employment. Employer agrees to employ Executive and Executive accepts such employment for the period beginning as of the date hereof and ending upon his separation pursuant to Section 6(c) hereof (the “Employment Period”).
          (a) Position and Duties. During the Employment Period, Executive shall serve as the Vice President, Sales and Marketing, of the Company and Employer and shall have the normal duties, responsibilities and authority implied by such position and that which an officer of a Delaware corporation with such titles would have, subject to the power of the Board to expand or limit such duties, responsibilities and authority and to override actions of the Vice President, Sales and Marketing. Executive shall report to the Chief Operating Officer, and, except during permitted vacation time, any periods of illness and authorized leaves of absence, Executive shall devote his full business time and attention to the business and affairs of the Company, Employer and their Subsidiaries. The foregoing shall not, however, preclude Executive from engaging in appropriate civic, charitable or religious activities so long as such activities do not conflict with or interfere in any material respect with Executive’s duties or responsibilities to the Company and Employer and their respective Subsidiaries. Executive shall perform his duties, responsibilities and functions to the Company and its Subsidiaries hereunder in a faithful and diligent manner and shall comply with the Company’s and its Subsidiaries’ policies and procedures in all material respects. In performing his duties and exercising his authority under this Agreement, Executive shall support and implement the business and strategic plans approved from time to time by the Board and shall support and cooperate with the Company’s efforts to expand its business and operate profitably and in conformity with the business and strategic plans approved by the Board.
          (b) Salary, Bonus and Benefits. During the Employment Period, Employer will pay Executive a base salary of $215,000 per annum, which amount shall be reviewed for an increase at least annually by the Board but any increase shall be at the sole discretion of the Board (as adjusted, the “Annual Base Salary”). During the Employment Period, Executive shall be eligible for an annual bonus (“Annual Bonus”) in an amount up to thirty-five percent (35%) of the annual base salary based upon the achievement by the Company, Employer and their Subsidiaries of financial and other objectives set by the Board in consultation with the President and Chief Executive Officer in conjunction with the annual budgetary process contemplated by Section 3A(e) of the Purchase Agreement (with any such Annual Bonus for 2007 to be pro rated based on the portion of the 2007 calendar year that remains after the date hereof). An Annual Bonus, if any, will be paid to Executive by Employer on April 30th of the fiscal year following the fiscal year to which such Annual Bonus relates. Executive must be employed by the Company or Employer as of April 30 in any given calendar year in order to be eligible to earn an Annual Bonus with respect to such calendar year.
          Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death, disability, life insurance plans and any other plan offered by the Company or the Employer to its executive-level personnel. Executive shall be entitled to four (4) weeks of paid vacation during each calendar year. Any unused vacation may be carried over to subsequent years; provided, however.Executive shall not be entitled to accrue more than four (4) weeks of vacation at any given time. Any vacation must be taken at a time mutually convenient to the Company, Employer and Executive. During the Employment Period, Employer shall reimburse Executive for all expenses incurred in furtherance of the Company’s and Employer’s business, which expenses are consistent with Employer’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to Employer’s requirements with respect to reporting and documentation of such expenses.
          (c) Separation. The Employment Period will continue until (i) Executive’s resignation, Disability or death, or (ii) the Board decides to terminate Executive’s employment with or without Cause. If Executive’s employment is terminated by Employer without Cause or by Executive with Good Reason, then (i) during the one-year period commencing on the date of termination (the “Severance Period”), Employer shall continue to pay to Executive his then applicable Annual Base Salary in equal installments on the Employer’s regular salary payment dates for such period (the “Severance Payments”), (ii) Employer shall pay to Executive the amount of any Annual Bonus earned with respect to the calendar year prior to the year of Separation when due and, subject to Section 6(b), a pro-rated Annual Bonus for the year of Separation, (iii) Employer shall reimburse Executive for any expenses incurred in furtherance of the Company’s business prior to Separation, which expenses are consistent with Employer’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to Employer’s requirements with respect to reporting and documentation of such expenses and (iv) Employer shall pay Executive for all accrued but unused vacation. Notwithstanding the foregoing, (A) Executive shall not be entitled to receive any Severance Payments unless Executive has executed and delivered to Employer a general release in the form attached hereto as Exhibit F and (B) Executive shall be entitled to receive such payments only so long as Executive has not breached the provisions of Sections 7 or 8 hereof and does not apply for unemployment compensation chargeable to the Company during the Severance Period unless Company fails to make the Severance Payments when due. If the Employment Period is terminated by Employer with Cause, as a result of death or Disability or by Executive for resignation without Good Reason, (i) Executive shall only be entitled to receive his Annual Base Salary through the date of termination and shall not be entitled to any other salary, compensation or employee or other benefits from the Company or its Subsidiaries thereafter, except as otherwise expressly required by applicable law (such as COBRA), (ii) Employer shall pay to Executive the amount of any Annual Bonus earned with respect to the calendar year prior to the year of Separation when due, (iii) Employer shall reimburse Executive for any expenses incurred in furtherance of the Company’s business prior to Separation, which expenses are consistent with Employer’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to Employer’s requirements with respect to reporting and documentation of such expenses, (iv) Employer shall pay Executive for all accrued but unused vacation and (v) Executive shall be entitled to all accrued benefits under any employee benefit programs. In the event Executive is entitled to a pro-rated bonus, the pro-ration shall be based on the achievement of the pre-approved objectives based upon Executive’s and the Company’s performance relative to the previously approved objectives. If no goals have been established and approved by the Board as of the date of termination, but executive performance goals are ultimately approved by the Board that would apply to other executive employees for the period prior to termination, then such goals as ultimately approved by the Board shall apply for purposes of determining the pro-rated Annual Bonus hereunder. In any event, the extent to which Executive has achieved the agreed upon Annual Bonus objectives and the method of proration shall be determined by the Board in the exercise of its reasonable discretion.
          7. Confidential Information.
          (a) Obligation to Maintain Confidentiality. Executive acknowledges that the information and data (including trade secrets) of a confidential, proprietary or secret nature obtained by him during the course of his performance under this Agreement concerning the business or affairs of the Company, Employer and their respective Subsidiaries and Affiliates (“Confidential Information”) are the property of the Company, Employer or such Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s and Employer’s business or industry of which Executive becomes aware during the Employment Period. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for his own account any Confidential Information during the Employment Period and for a period of five (5) years thereafter without the Board’s written consent, unless and to the extent that the Confidential Information, (i) becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or court order. Executive shall deliver to the Company at a Separation, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company, Employer and their respective Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control. Notwithstanding the foregoing, Executive’s obligations and agreements pursuant to this Section 7(a) with respect to any Confidential Information that constitutes a “trade secret” as defined under applicable law shall continue indefinitely subsequent to the expiration of the 5-year period described above or until such Confidential Information no longer constitutes a “trade secret,” other than as a result of Executive’s acts or omissions to act.
          (b) Ownership of Property. Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company’s, Employer’s or any of their respective Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company, Employer or any of their respective Subsidiaries or Affiliates (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company, Employer or such Subsidiary or Affiliate and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company, Employer or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Executive in the course of his work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company, Employer or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” Executive hereby assigns and agrees to assign to the Company, Employer or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. At the request of the Board, Executive shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company’s, Employer’s or such Subsidiary’s or Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments) at the sole cost and expense of the Company. Executive understands, however, that there is no obligation being imposed on him to assign to the Company or any Subsidiary or Affiliate, any invention falling within the definition of Work Product for which no equipment, supplies, facility, or trade secret information of the Company or any of its Subsidiaries or Affiliates was used and that was developed entirely on his own time, unless: (i) such Work Product relates (A) to the Company’s, or its Subsidiaries’ or Affiliates’ businesses or (B) to their actual or demonstrably anticipated research or development, or (ii) the Work Product results from any work performed by him for them under this Agreement. Executive has identified on the signature page to this Agreement all Work Product that is or was owned by him or was written, discovered, made, conceived or first reduced to practice by him alone or jointly with another person prior to his employment under this Agreement. If no such Work Product is listed, Executive represents to the Company that he does not now nor has he ever owned, nor has he made, any such Work Product.

          (c) Third Party Information. Executive understands that the Company, Employer and their respective Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s, Employer’s and their respective Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of Section 7(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company, Employer or their respective Subsidiaries and Affiliates who Executive reasonably believes need to know such information in connection with their work for the Company, Employer or their respective Subsidiaries and Affiliates) or use, except in connection with his work for the Company, Employer or their respective Subsidiaries and Affiliates, Third Party Information unless expressly authorized by a member of the Board in writing.
          (d) Use of Information of Prior Employers. During the Employment Period, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Executive has an obligation of confidentiality, and will not bring onto the premises of the Company, Employer or any of their respective Subsidiaries or Affiliates any unpublished documents or any tangible property belonging to any former employer or any other Person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or Person.
          8. Restrictive Covenants. Executive acknowledges that in the course of his employment with Employer he will become familiar with the Company’s, Employer’s and their respective Subsidiaries’ trade secrets and with other confidential information concerning the Company, Employer and such Subsidiaries and that his services will be of special, unique and extraordinary value to the Company, Employer and such Subsidiaries. Therefore, Executive agrees that:
          (a) Noncompetition. During the Employment Period and for a period of one (1) year thereafter (collectively, the “Noncompete Period”), Executive shall not directly or indirectly, anywhere in the United States, own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company, Employer or their respective Subsidiaries or any business in which the Company, Employer or any of their respective Subsidiaries has held discussions with or has otherwise taken specific steps to acquire such business by developing a business plan or documenting synergies within two years prior to the Separation (for purposes of this Agreement, any business that engages in the management or provision of anatomic pathology diagnostic, genomics or molecular testing services (whether through physician practices, laboratories, hospitals, medical or surgical centers or otherwise) shall be deemed to compete with the Company’s and Employer’s business). Nothing herein shall prohibit Executive from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation that is publicly traded, so long as Executive has no active participation in the business of such corporation.
          (b) Nonsolicitation. During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, Employer or their respective Subsidiaries to leave the employ of the Company, Employer or such Subsidiary, or in any way intentionally interfere in any material respect with the relationship between the Company, Employer and any of their respective Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company, Employer or any of their respective Subsidiaries within twelve months after such person ceased to be an employee of the Company, Employer or any of their Subsidiaries, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company, Employer or any of their respective Subsidiaries to cease doing business with the Company, Employer or such Subsidiary or in any way intentionally interfere in any material respect with the relationship between any such customer, supplier, licensee or business relation and the Company and any Subsidiary or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company, Employer or any of their respective Subsidiaries and with which the Company, Employer and any of their respective Subsidiaries had specific discussions or had requested and received significant information relating to the acquisition of such business by the Company, Employer or any of their respective Subsidiaries in the two year period immediately preceding a Separation.
          (c) Enforcement. If, at the time of enforcement of Section 7 or this Section 8, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive’s services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company, Employer, their respective Subsidiaries or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).
          (d) Additional Acknowledgments. Executive acknowledges that the provisions of this Section 8 are in consideration of: (i) employment with the Employer, (ii) the Company’s consent to the Executive’s purchase of the Co-Invest Units and granting of the right to Executive to own an equity interest in the Company and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Section 7 and this Section 8 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living. In addition, Executive acknowledges (i) that the business of the Company, Employer and their respective Subsidiaries will be conducted throughout the United States and other jurisdictions where the Company, Employer or their respective Subsidiaries conduct business during the Employment Period, (ii) notwithstanding the state of organization or principal office of the Company, Employer or any of their respective Subsidiaries, or any of their respective executives or employees (including the Executive), it is expected that the Company and Employer will have business activities and have valuable business relationships within its industry throughout the United States and other jurisdictions where the Company, Employer or their respective Subsidiaries conduct business during the Employment Period, and (iii) as part of his responsibilities, Executive will be traveling throughout the United States and other jurisdictions where the Company, Employer or their respective Subsidiaries conduct business during the Employment Period in furtherance of Employer’s business and its relationships. Executive agrees and acknowledges that the potential harm to the Company and Employer of the non-enforcement of Section 7 and this Section 8 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and Employer now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area. Notwithstanding any provision of this Agreement to the contrary, nothing contained in this Section 8 shall limit or alter the right of Executive to own an equity interest in the Company (or its successor) either before of after his Separation Date.

GENERAL PROVISIONS
          9. Definitions.
          “Affiliate” means, (i) with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person, and (ii) with respect to any Investor, any general or limited partner of such Investor, any employee or owner of any such partner, or any other Person controlling, controlled by or under common control with such Investor.
          “Board” means the Company’s board of managers.
          “Cause” means (i) the conviction or plea of no contest for or indictment on a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud, which involves a material matter, with respect to the Company, Employer or any of their respective Subsidiaries or any of their customers or suppliers, (ii) substantial and repeated failure to perform duties of the office held by Executive as reasonably directed by the Board, (iii) gross negligence or willful misconduct with respect to the Company, Employer or any of their respective Subsidiaries that is or could reasonably be expected to be harmful to the Company, Employer or any of their respective Subsidiaries in any material respect, (iv) conduct tending to bring the Company, Employer or any of their respective Subsidiaries into substantial public disgrace or disrepute and (v) any breach by Executive of Sections 7 or 8 of this Agreement. In the case of a termination for Cause pursuant to clause (ii) above, Employer agrees that Executive shall have the opportunity to address the Board before such termination for Cause becomes effective and shall have a one-time 15 business day opportunity to cure such failure (i.e., a right not applicable to any subsequent failure) upon written notice from the Company describing the action or omission constituting the Cause event.
          “Co-Invest Units” will continue to be Co-Invest Units in the hands of any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such holder of Co-Invest Units will succeed to all rights and obligations attributable to Executive as a holder of Co-Invest Units hereunder. Co-Invest Units will also include equity of the Company (or a corporate successor to the Company or a Subsidiary of the Company) issued with respect to Co-Invest Units (i) by way of a unit split, unit dividend, conversion, or other recapitalization, (ii) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor prior to a Public Offering or (iii) by way of a distribution of securities of a Subsidiary of the Company to the members of the Company following or with respect to a Subsidiary Public Offering.
          “Disability” means the disability of Executive caused by any physical or mental injury, illness or incapacity as a result of which Executive is or will be unable to effectively perform the essential functions of Executive’s duties for a continuous period of more than 60 days or for 90 days (whether or not continuous) within a 180 day period after reasonable accommodation, as determined by the Board in good faith.
          “Equity Agreement” means an Equity Agreement, as defined in the LLC Agreement.
          “Fair Market Value” of each Co-Invest Unit means the fair market value of such Co-Invest Unit as initially determined in good faith by the Board consistent with these provisions. For such purpose, the fair market value of such Co-Invest Unit shall equal the amount the holders thereof would receive if the Company sold all of its assets as a private company going concern for cash after a reasonable opportunity to market such sale to a willing buyer, satisfied all of its liabilities and liquidated in accordance with the LLC Agreement, all as of the Separation Date giving rise to the need to determine fair market value; provided that such determination shall not take into account any premiums or discounts and shall disregard (and add back for purposes of determining EBITDA) any payments or obligations to the Investors for management or consulting fees, including pursuant to that certain Management Services Agreement, dated as of the date hereof, by and among SPLP, Employer and GSO Capital Partners. The Board shall deliver to Executive written notice of such fair market value concurrent with the delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, delivery of the Supplemental Repurchase Notice), which notice shall provide reasonable support for such determination including the fair market value of each class of Units on a per unit basis as determined by the Board consistent with these provisions. If Executive disagrees with such determination, Executive shall deliver to the Board a written notice of objection within ten days after delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within ten days after delivery of the Supplemental Repurchase Notice). Upon receipt of Executive’s written notice of objection, the Board and Executive will negotiate in good faith to agree on such Fair Market Value. If such agreement is not reached within 20 days after the delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within 20 days after the delivery of the Supplemental Repurchase Notice), Fair Market Value shall be determined by an appraiser jointly selected by the Board and Executive, which appraiser shall submit to the Board and Executive a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an appraiser within 30 days after delivery of the Repurchase Notice or within seven days after delivery of the Supplemental Repurchase Notice, each party shall submit the names of four nationally recognized firms that are engaged in the business of valuing non-public companies, and each party shall be entitled to strike two names from the other party’s list of firms, and the appraiser shall be selected by lot from the remaining four appraisal firms. The expenses of such appraiser shall be borne equally by Executive and the Company unless the appraiser’s valuation is more than (i) 20% greater than the amount determined by the Board, in which case the expenses of the appraiser shall be borne by the Company and (ii) 20% less than the amount determined by the Board, in which case the expenses of the appraiser shall be borne by Executive. In making such appraisal, the appraiser shall determine the fair value of the Company as a whole without any discount for either lack of control or contractual restrictions on transfer applicable to the Co-Invest Units. Any determination of fair market value shall be based upon the terms and conditions of this Agreement, and under no circumstances shall the appointed appraiser add to, modify, disregard or change any of the provisions of this Agreement, and the jurisdiction and scope of such appraiser shall be limited accordingly. The determination of Fair Market Value pursuant to this definition shall be final and binding upon all parties.
          “Good Reason” means (i) a reduction in, or failure to pay when due or promptly thereafter, Executive’s Annual Base Salary, (ii) a material diminution in Executive’s titles or duties inconsistent with his position, (iii) failure to pay any Annual Bonus when due, (iv) a material reduction in the employee benefits offered to Executive that is not also applicable to executive employees of the Employer generally, and (v) a change in Executive’s principal office to a location more than 50 miles from Palm Beach Gardens, Florida, in each case without the prior written consent of Executive; provided that written notice of Executive’s resignation must be delivered to the Company within 30 days after his actual knowledge of any such event in order for such resignation to be with Good Reason for any purpose hereunder and that the Company has a reasonable opportunity to cure in the event of a notice with respect to clause (ii) above.
          “Liquidity Event” means a Liquidity Event, as defined in the LLC Agreement.
          “LLC Agreement” means the Limited Liability Company Agreement of the Company, as amended from time to time pursuant to its terms.

          “Original Cost” means, with respect to each Co-Invest Unit purchased hereunder, the Unreturned Capital (as defined in the LLC Agreement) with respect to such Unit as of the date of determination.
          “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.
          “Public Offering” means any underwritten sale of common equity securities of the Company or Employer (or, in each case, any corporate successor thereto) pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission.
          “Public Sale” means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k) prior to a Public Offering).
          “Securities Act” means the Securities Act of 1933, as amended from time to time.
          “Separation” means Executive ceasing to be employed by the Company, Employer or any of their respective Subsidiaries for any reason.
          “Separation Date” means the date of a Separation.
          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
          “Subsidiary Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of Employer or another Subsidiary of the Company.
          “Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).
          “Unit” means a Unit, as defined in the LLC Agreement.

          10. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when received (i) if delivered personally to the recipient, (ii) if sent to the recipient by reputable express courier service (charges prepaid) or (iii) if mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:
          If to Employer or the Company:
Aurora Diagnostics, LLC/
Aurora Diagnostics Holdings, LLC
11360 North Jog Road, Suite 103
Palm Beach Gardens, Florida 33418
Attention: Chief Executive Officer
with copies to:
Summit Partners, L.P.
222 Berkeley Street
Boston, Massachusetts 02116
Attention: Thomas S. Roberts
Telephone: (617) 824-1000
Facsimile: (617)824-1100
and
GSO Capital Partners
280 Park Avenue, 11th Floor
New York, NY 10017
Attention: Wesley W. Lang, Jr.
and
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Ted H. Zook, P.C.
                    Jody S. Gale
Telephone: (312)861-2000
Facsimile: (312)861-2200
If to Executive:
Michael Null
11360 N. Jog Road, Suite 103
Palm Beach Gardens, FL 33418
Telephone: (561)337-5763

          If to the Investors:
Summit Partners, L.P.
222 Berkeley Street
Boston, Massachusetts 02116
Attention: Thomas S. Roberts
Telephone: (617)824-1000
Facsimile: (617)824-1100
and
GSO Capital Partners
280 Park Avenue, 11th Floor
New York, NY 10017
Attention: Wesley W. Lang, Jr.
with a copy to:
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Ted H. Zook, P.C.
                    Jody S. Gale
Telephone: (312)861-2000
Facsimile: (312)861-2200
and
Finn Dixon & Herling LLP
One Landmark Square
Stamford, Connecticut 06901
Attention: Michael J. Herling
Telephone: (203)325-5015
Facsimile: (203) 348-5777
or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.
          11. General Provisions.
          (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Co-Invest Units in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Co-Invest Units as the owner of such equity for any purpose.
          (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
          (d) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.
          (e) Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
          (f) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, Employer, the Investors and their respective successors and assigns (including subsequent holders of Co-Invest Units); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Co-Invest Units hereunder.
          (g) Choice of Law. The law of the State of Delaware will govern all questions concerning the relative rights of the Company, Employer and its securityholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
          (h) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.
          (i) Executive’s Cooperation. During the Employment Period, Executive shall cooperate with the Company, Employer and their respective Subsidiaries and Affiliates in any disputes with third parties, internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments). In the event the Company desires Executive’s cooperation in accordance with this paragraph after the Employment Period, the Company shall reimburse Executive for reasonable travel expenses (including lodging and meals, upon submission of receipts) and compensate Executive at a reasonable rate for such cooperation, as determined by mutual agreement of the Company and Executive.
          (j) Remedies. Each of the parties to this Agreement (and the Investors as third-party beneficiaries) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. In the event any such parties file suit and does not prevail, they shall reimburse Executive for his reasonable attorney’s fees in defending such suit and in the event Executive files suit and does not prevail, Executive shall reimburse such parties for their reasonable attorney’s fees in defending such suit.
          (k) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Employer, Executive and the Majority Summit Investors (as defined in the LLC Agreement).
          (l) Insurance. The Company, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any reasonable medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance.
          (m) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.
          (n) Indemnification and Reimbursement of Payments on Behalf of Executive. The Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company or its Subsidiaries, including, without limitation, wages and bonuses. In the event the Company or its Subsidiaries does not make such deductions or withholdings on Executive’s behalf, Executive shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.
          (o) Termination. This Agreement (except for the provisions of Sections 6(a) and (b)) shall survive a Separation and shall remain in full force and effect after such Separation.
          (p) Adjustments of Numbers. All numbers set forth herein that refer to unit prices or amounts will be appropriately adjusted to reflect unit splits, unit dividends, combinations of units and other recapitalizations affecting the subject class of equity.
          (q) Deemed Transfer of Co-Invest Units. If the Company (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Co-Invest Units to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such units are to be repurchased shall no longer have any rights as a holder of such units (other than the right to receive payment of such consideration in accordance with this Agreement), and such units shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such units, whether or not the certificates therefor have been delivered as required by this Agreement.
          (r) No Pledge or Security Interest. The purpose of the Company’s retention of Executive’s certificates and executed security powers is solely to facilitate the provisions set forth in Section 3 herein and Sections 9.4 and 9.10 of the LLC Agreement and does not by itself constitute a pledge by Executive of, or the granting of a security interest in, the underlying equity.
          (s) Rights Granted to Investors and their Affiliates. Any rights granted to the Investors and their Affiliates hereunder may also be exercised (in whole or in part) by their designees.
          (t) Subsidiary Public Offering. If, after consummation of a Subsidiary Public Offering, the Company distributes securities of such Subsidiary to members of the Company, then such securities will be treated in the same manner as the units with respect to which they were distributed for purposes of Sections 1, 3, 4 and 5 hereof.
          (u) Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
*           *           *            *            *

          IN WITNESS WHEREOF, the parties hereto have executed this Senior Management Agreement on the date first above written.

AURORA DIAGNOSTICS HOLDINGS, LLC
By:	/s/ James C. New
	Name:	James C. New
Its: Chief Executive Officer and President

AURORA DIAGNOSTICS, LLC
By:	/s/ James C. New
	Name:	James C. New
Its: Chief Executive Officer and President

/s/ James C. New
James C. New

/s/ Michel Null
Michel Null

Signature Page to Senior Management Agreement of Michael Null

EXHIBIT A
AURORA DIAGNOSTICS HOLDINGS, LLC
MASTER PROMISSORY NOTE
          For value received, Executive promises to pay to the order of the Company at its offices in Palm Beach Gardens, Florida, or such other place as designated in writing by the holder hereof, the aggregate principal sum listed on Schedule A, attached hereto. This Note was issued pursuant to and is subject to the terms of that certain Senior Management Agreement (the “Senior Management Agreement”) dated as of April ___, 2007 by and among the Company, Aurora Diagnostics, LLC, a Delaware limited liability company (“Aurora Diagnostics”) and Executive.
          From time to time, Executive may make additional capital contributions to the Company pursuant to Section 1(b) of the Senior Management Agreement. Such additional capital contributions may be funded by delivery to the Company of promissory notes in the individual face amounts of 50% of such capital contributions. In lieu of delivery of an individual promissory note as and to the extent that such additional capital contributions are permitted to be funded with promissory notes, Schedule A shall be updated to reflect Executive’s promise to pay such additional Draw Amount to the Company according to the terms of this Note. For purposes of this Note, “Draw Amount” shall mean the original principal amount of Executive’s capital contributions funded pursuant to the Senior Management Agreement by delivery to the Company of a promissory note. Interest shall accrue with respect to the aggregate outstanding Draw Amounts due under this Note on a daily basis from the Draw Date of each individual Draw Amount at a rate equal to 5.0% per annum, without compounding, and shall be payable at such time as the principal of this Note becomes due and payable or at such other times as provided herein. For purposes of this Note, “Draw Date” shall mean, with respect to each additional capital contribution made by Executive, pursuant to the Senior Management Agreement and funded by delivery to the Company of a promissory note, the date on which Executive makes such additional capital contribution.
          In the event that Executive receives any cash proceeds (i) in connection with his ownership of any of the Company’s equity securities (but excluding for this purpose any salary, bonus or benefits payable to Executive pursuant to Section 6 of the Senior Management Agreement) or (ii) relating to any other transaction or series of transactions in which Executive sells any of the Company’s equity securities owned by Executive (including the Collateral) or otherwise receives any proceeds in respect of any of the Company’s equity securities owned by Executive (including the Collateral), other than with respect to Tax Distributions (as defined in the Company’s Limited Liability Company Agreement) pursuant to the terms of the Company’s Limited Liability Company Agreement, Executive shall apply (and the Company shall have the right to apply) all of such proceeds first, to any accrued and unpaid interest under this Note and second, to any principal then outstanding under this Note. On the first to occur of (i) a Liquidity Event (as defined in the Senior Management Agreement), (ii) six months and 10 days after the date on which Executive ceases to be employed by the Company by reasons of a termination for Cause (as defined in the Senior Management Agreement) or resignation without Good Reason (as defined in the Senior Management Agreement) or (iii) the fifth anniversary of the date hereof, Executive shall pay the entire principal amount owed by him then outstanding and any accrued interest thereon to the Company.
          If the Company decides to take any action that, in the reasonable determination of the Company’s legal counsel, will result in the Company becoming an “issuer” as defined in Section 2 of the Sarbanes-Oxley Act 2002 and the Company is advised by such legal counsel that it is reasonably likely that it will be unlawful under Section 402 of the Sarbanes-Oxley Act 2002 for this Note to remain unpaid once the Company becomes such an “issuer”, the Company shall have the right to require the prepayment of all amounts owing under this Note. Such a mandatory prepayment shall be made in an amount equal to the outstanding principal amount and accrued but unpaid interest outstanding under this Note by wire transfer to an account designated by the Company within 10 business days after receipt of written notice from the Company demanding such mandatory prepayment; provided, however, that all or any portion of such mandatory prepayment may be satisfied by delivery to the Company within 10 business days after receipt of written notice from the Company demanding such mandatory prepayment, that number of shares of Units of the Company, each such share or Unit valued at fair market value (as determined in good faith by the Board of Managers of the Company), as is equal to the amount of principal and/or interest to be repaid on the Note and which is not being repaid in cash. Provided that Executive has presented to the Company a certificate or certificates evidencing such shares or Units duly endorsed for transfer to the Company, the delivery of such shares or Units to the Company shall be accepted by the Company in full satisfaction of all principal and accrued but unpaid interest outstanding under this Note to be repaid using such fair market value valuation.
          The amounts due under this Note are secured by a pledge of that number of Class C Units (as defined in the Senior Management Agreement) set forth below Executive’s name on Schedule A pursuant to a pledge agreement of even date herewith, and the payment of the principal amount and accrued interest under this Note is subject to certain offset rights as described herein.
          Notwithstanding anything herein or in any other agreement, instrument or other document to the contrary, Executive shall be personally liable for 100% of the repayment of the indebtedness incurred by him evidenced by this Note or for any claim of any kind based thereon. The amounts due under this Note from Executive are secured by a pledge of all of the Class C Units (as defined in the Senior Management Agreement) of the Company owned by Executive issued by the Company to Executive pursuant to the Senior Management Agreement.
          In the event Executive fails to pay any amounts due hereunder when due, Executive shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.
          Executive, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Executive hereunder.
*          *          *          *          *

          This Note shall be governed by the internal laws, not the laws of conflicts, of the State of Delaware.

Executive
/s/ Michael Null
Michael Null

Schedule A
Executive: Michael Null
Class C Units: 250

Draw Date	Draw Amount
June 2, 2006	$854.70
September 7, 2006	$7,803.78
October 2, 2006	$6,875.00
November 17, 2006	$3,260.00
December 15, 2006	$1,562.50
February 2, 2007	$5,221.13
March 21, 2007	$937.50
Total	$26,514.61

EXHIBIT B
AURORA DIAGNOSTICS HOLDINGS, LLC
EXECUTIVE UNIT PLEDGE AGREEMENT
          THIS EXECUTIVE UNIT PLEDGE AGREEMENT (this “Pledge Agreement”) is made as of April ____, 2007, by and between Michael Null (“Pledgor”) and Aurora Diagnostics Holdings, LLC, a Delaware limited liability company (the “Company”).
          The Company, James C. New (the “Selling Unitholder”) and Pledgor are parties to a Senior Management Agreement, dated as of the date hereof (the “Senior Management Agreement”), pursuant to which Pledgor purchased 250 Class C Units of the Company (the “Pledged Units”) from the Selling Unitholder for an aggregate purchase price of $53,029.22. The Selling Unitholder allowed Pledgor to purchase the Pledged Units by delivery of cash to the Selling Unitholder in the amount of $26,514.61, and delivery to the Company of a master promissory note (the “Note”) in an original aggregate draw amount of $26,514.61. This Pledge Agreement provides the terms and conditions upon which the Note issued pursuant to the Senior Management Agreement in connection with the Pledged Units is secured by a pledge to the Company of the Pledged Units.
          NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company to accept the Note as partial payment for the Pledged Units, Pledgor and the Company hereby agree as follows:
          1. Pledge. Pledgor hereby pledges to the Company, and grants to the Company a security interest in, the Pledged Units as security for the prompt and complete payment when due of the unpaid principal of and interest on the Note and full payment and performance of the obligations and liabilities of Pledgor hereunder.
          2. Delivery of Pledged Units. Upon the execution of this Pledge Agreement, Pledgor shall deliver to the Company the certificate(s), if any, representing the Pledged Units, together with duly executed forms of assignment sufficient to transfer title thereto to the Company.
          3. Voting Rights; Cash Distributions. Notwithstanding anything to the contrary contained herein, during the term of this Pledge Agreement until such time as there exists a default in the payment of principal or interest on the Note or any other default under the Note or hereunder, Pledgor shall be entitled to all voting rights with respect to the Pledged Units but shall not be entitled to receive any cash distributions paid in respect of the Pledged Units other than Tax Distributions. Upon the occurrence of and during the continuance of any such default, Pledgor shall no longer be able to vote the Pledged Units and the Company shall retain all such cash distributions (other than Tax Distributions) payable on the Pledged Units as additional security hereunder and which amounts shall reduce payments due under the Note.
          4. Units Dividends; Distributions, etc. If, while this Pledge Agreement is in effect, Pledgor becomes entitled to receive or receives any securities or other property in addition to, in substitution of, or in exchange for any of the Pledged Units (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a unit dividend or otherwise), Pledgor shall accept such securities or other property on behalf of and for the benefit of the Company as additional security for Pledgor’s obligations under the Note and shall promptly deliver such additional security to the Company together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Units hereunder.

\

          5. Default. If Pledgor defaults in the payment of the principal or interest under the Note when it becomes due (whether upon demand, acceleration or otherwise) or any other event of default under the Note or this Pledge Agreement occurs (including the bankruptcy or insolvency of Pledgor), the Company may exercise any and all the rights, powers and remedies of any owner of the Pledged Units (including the right to vote the Pledged Units and receive distributions with respect to such equity securities) and shall have any may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of Delaware or otherwise available to the Company under applicable law. Without limiting the foregoing, the Company is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Units at any private sale or public auction, on not less than ten days written notice to Pledgor, at such price or prices and upon such terms as the Company may deem advisable. Pledgor shall have no right to redeem the Pledged Units after any such sale or assignment. At any such sale or auction, the Company may bid for, and become the purchaser of, the whole or any part of the Pledged Units offered for sale. In case of any such sale, after deducting the costs, attorneys’ fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on the Note; provided that after payment in full of the indebtedness evidenced by the Note, the balance of the proceeds of sale then remaining shall be paid to Pledgor and Pledgor shall be entitled to the return of any of the Pledged Units remaining in the hands of the Company. Except as and to the extent otherwise provided in the Note, Pledgor shall be liable for any deficiency if the remaining proceeds are insufficient to pay the indebtedness under the Note in full, including the fees of any attorneys employed by the Company to collect such deficiency. For the avoidance of doubt, the Company’s exercise of its rights under this Section 5 is at its sole discretion and nothing contained herein shall restrict the Company in any manner from pursuing any potential cause of action against Pledgor with respect to any event of default.
          6. Costs and Attorneys’ Fees. All costs and expenses (including reasonable attorneys’ fees) incurred in exercising any right, power or remedy conferred by this Pledge Agreement or in the enforcement thereof, shall become part of the indebtedness secured hereunder and shall be paid by Pledgor or repaid from the proceeds of the sale of the Pledged Units hereunder.
          7. Payment of Indebtedness and Release of Pledged Units. Upon payment in full of the indebtedness evidenced by the Note, the Company shall surrender the Pledged Units to Pledgor together with all forms of assignment and take such other actions as reasonably requested by Pledgor to release the Company’s interest in the Pledged Units.
          8. No Other Liens; No Sales or Transfers. Pledgor hereby represents and warrants that he has good and valid title to all of the Pledged Units, free and clear of all liens, security interests and other encumbrances (other for those set forth in the LLC Agreement), and Pledgor hereby covenants that, until such time as all of the outstanding principal of and interest on the Note has been repaid, Pledgor shall not create, incur, assume or suffer to exist any pledge, security interest, encumbrance, lien or charge of any kind against the Pledged Units or Pledgor’s rights or a holder thereof, other than pursuant to this Agreement.
          9. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of the Company, Pledgor shall execute and deliver such further documents (including UCC financing statements) and do such further acts and things as the Company may reasonably request in order to effect the purposes of this Pledge Agreement.
          10. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          11. No Waiver; Cumulative Remedies. The Company shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Company, and then only to the extent therein set forth. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Company, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.
          12. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Agreement and all obligations of the Pledgor hereunder shall together with the rights and remedies of the Company hereunder, inure to the benefit of the Company and its successors and assigns. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Delaware.
*          *          *          *          *

          IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the date first above written.

AURORA DIAGNOSTICS HOLDINGS, LLC
By:	/s/ James C. New
	Name:	James C. New
Its: Chief Executive Officer and President

/s/ Michael Null
Michael Null

EXHIBIT C
April __, 2007
PROTECTIVE ELECTION TO INCLUDE MEMBERSHIP
INTEREST IN GROSS INCOME PURSUANT TO
SECTION 83(b) OF THE INTERNAL REVENUE CODE
          On April ____, 2007, the undersigned acquired a limited liability company membership interest (the “Membership Interest”) in Aurora Diagnostics Holdings, LLC, a Delaware limited liability company (the “Company”), for $53,029.22. Pursuant to the Limited Liability Company Agreement of the Company, the undersigned is entitled to an interest in Company capital exactly equal to the amount paid therefor and an interest in Company profits.
          Based on current Treasury Regulation §1.721-l(b), Proposed Treasury Regulation §1.721-l(b)(l), and Revenue Procedures 93-27 and 2001-43, the undersigned does not believe that issuance of the Membership Interest to the undersigned is subject to the provisions of §83 of the Internal Revenue Code (the “Code”). In the event that the sale is so treated, however, the undersigned desires to make an election to have the receipt of the Membership Interest taxed under the provisions of Code §83(b) at the time the undersigned acquired the Membership Interest.
          Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Membership Interest, to report as taxable income for the calendar year 2007 the excess (if any) of the value of the Membership Interest on April ____, 2007 over the purchase price thereof.
          The following information is supplied in accordance with Treasury Regulation § 1.83-2(e):
1.	The name, address and social security number of the undersigned:
Michael Null
188 North Glenhurst
Bloomfield, MI 48301
SSN: ###-##-####
2.	A description of the property with respect to which the election is being made: A membership interest in the Company entitling the undersigned to an interest in the Company’s capital exactly equal to the amount paid therefore and a percentage of the Company’s profits denominated by 250 Class C Units.

3.	The date on which the Membership Interest was transferred: April ___, 2007. The taxable year for which such election is made: 2007.

4.	The restrictions to which the property is subject: If the undersigned ceases to be employed by the Company or any of its subsidiaries, the units will be subject to repurchase by the Company at the lower of cost or fair market value in the event of a termination for cause.

5.	The fair market value on April ___, 2007 of the property with respect to which the election is being made, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27: $53,029.22.

6.	The amount paid or to be paid for such property: $53,029.22.
*          *          *          *          *

          A copy of this election is being furnished to the Company pursuant to Treasury Regulation § 1.83-2(e)(7). A copy of this election will be submitted with the 2007 federal income tax return of the undersigned pursuant to Treasury Regulation § 1.83-2(c).
          Dated: April ___, 2007

/s/ Michael Null
Michael Null

EXHIBIT D
ASSIGNMENT SEPARATE FROM CERTIFICATE
          FOR VALUE RECEIVED, Michael Null does hereby sell, assign and transfer unto ______, a ___, ___of Aurora Diagnostics Holdings, LLC, a Delaware limited liability company (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate Nos. _____ herewith and does hereby irrevocably constitute and appoint each of ___(acting alone or with one or more other such persons) as attorney to transfer said securities on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THAT CERTAIN SENIOR MANAGEMENT AGREEMENT BY AND AMONG THE COMPANY, AURORA DIAGNOSTICS HOLDINGS, LLC AND THE UNDERSIGNED DATED AS OF APRIL ___, 2007 AS AMENDED OR MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS.

Dated:	/s/ Michael Null
Michael Null

EXHIBIT E
SPOUSAL CONSENT
          The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Senior Management Agreement and the LLC Agreement referred to therein, each executed by Executive and dated as of the date hereof, and that I understand their contents. I am aware that the foregoing Senior Management Agreement and the LLC Agreement provide for the sale or repurchase of my spouse’s Co-Invest Units under certain circumstances and/or impose other restrictions on such securities (including, without limitation, restrictions on transfer). I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by these agreements.
/s/ Denise Null Date: April __, 2007
Spouse’s Name: /s/ Denise Null
/s/ Michael Null Date: April __, 2007
Witness’ Name: /s/ Denise Null

EXHIBIT F
GENERAL RELEASE
          I, Michael Null, in consideration of and subject to the performance by Aurora Diagnostics Holdings, LLC, a Delaware limited liability company (together with its subsidiaries, the “Company”), of its obligations under the Senior Management Agreement, dated as of April___, 2007 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its affiliates and the Company’s direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.
1.	I understand that any Severance Payments (as defined in the Agreement) paid or granted to me under Section 6(c) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the Severance Payments specified in Section 6(c) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company.
2.	Except as provided in paragraph 4 and 12 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).
3.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.
4.	I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this

General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.	In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending claim of the type described in paragraph 2 as of the execution of this General Release.

6.	I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.	I agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, and return all payments received by me pursuant to the Agreement.

8.	I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. Notwithstanding anything herein to the contrary, each of the parties (and each affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of this transaction contemplated in the Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to pennit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of this transaction, (ii) the identities of participants or potential participants in the Agreement, (iii) any financial information (except to the extent such information is related to the tax treatment or tax structure of this transaction), or (iv) any other term or detail not relevant to the tax treatment or the tax structure of this transaction.

9.	Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

___VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;
f. THE CHANGES TO THE AGREEMENT SINCE ______, ___ EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.
g.	I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;
h.	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
i.	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: April _, 2007	/s/ Michael Null
NAME: Michael Null

10.	I agree to turn over to the Company all relevant documents which are or may come into my possession.

11.	I agree not to disparage the Company, its past and present investors, officers, directors or employees or its affiliates and to keep all confidential and proprietary information about the past or present business affairs of the Company and its affiliates confidential unless a prior written release from the Company is obtained. I further agree that as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data.

12.	Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect (i) any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof, (ii) any rights I have to the Severance Payments or other payments pursuant to Section 6 of the Agreement after the date hereof, (iii) any rights I have to benefits under the Company’s benefit plans, including any 401(k) balance, or (iv) any rights to indemnification pursuant to the LLC Agreement (as defined in the Agreement).

13.	Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:
a.	I HAVE READ IT CAREFULLY;

b.	I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

c.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

d.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

e.	I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON _____, ___ TO CONSIDER IT AND THE CHANGES MADE SINCE THE _____,